UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

Kips Bay Medical, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

001-35080	20-8947689
(Commission File Number)	(IRS Employer Identification No.)

3405 Annapolis Lane North, Suite 200
Minneapolis, Minnesota 55447

(Address of principal executive offices and Zip Code)

(763) 235-3540

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of Stockholders of Kips Bay Medical, Inc. (the “Company”) was held on May 22, 2013.

The final voting results on each of the matters submitted to a vote of the stockholders at the Annual Meeting are set forth below:

Proposal 1 - The stockholders elected each of the four nominees to the Board of Directors to serve for one-year terms or until their successors are elected and qualified, as follows:

	For	Withheld	Broker Non-Vote
Robert E. Munzenrider	14,483,042	1,019,279	5,272,994
Robert J. Sheehy	14,493,542	1,008,779	5,272,994
Arch C. Smith	15,492,366	9,955	5,272,994
Manny Villafana	15,492,341	9,980	5,272,994

Proposal 2 - The stockholders approved the Kips Bay Medical, Inc. 2013 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Vote
15,426,682	46,469	29,170	5,272,994

Proposal 3 - The stockholders ratified the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for 2013.

For	Against	Abstain	Broker Non-Vote
20,706,439	67,776	1,100	0

Proposal 4 - The stockholders approved, by non-binding vote, the compensation paid to the Company’s Named Executive Officers.

For	Against	Abstain	Broker Non-Vote
15,422,932	47,879	31,510	5,272,994

Proposal 5 — Determine, by non-binding vote, whether an advisory vote on the compensation paid to the Company’s Named Executive Officers will occur every 1, 2 or 3 years.

1 Year	2 Years	3 Years	Abstain	Broker Non- Vote
1,746,712	13,654,749	57,880	42,980	5,272,994

Accordingly, the frequency of two years received the most votes from stockholders, on an advisory basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2013

KIPS BAY MEDICAL, INC.

	By:	/s/ Scott Kellen
Scott Kellen
Chief Operating Officer and Chief Financial Officer